Exhibit 10.6

METHODE ELECTRONICS, INC.

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT (SIGN-ON AWARD)

This Restricted Stock Unit Award Agreement (the “Award Agreement”), dated and effective as of [ ] (the “Award Date”), is entered into by and between Methode Electronics, Inc., a Delaware corporation (the “Company”), and [ ] (“Grantee”).

WHEREAS, the Company desires to encourage Grantee to work for the benefit of the Company and the Company’s stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, the Company agrees to award to Grantee Restricted Stock Units under the Methode Electronics, Inc. 2022 Omnibus Incentive Plan (the “Plan”) on the terms and conditions set forth herein and in the Plan.

1.
General. This Award Agreement and the Restricted Stock Units awarded herein are subject to the provisions of the Plan applicable to Restricted Stock Units. Unless the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and that Grantee has read the Plan and fully understands its contents. In the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.
2.
Grant. The Company hereby grants to Grantee a total of [ ] Restricted Stock Units (the “Restricted Stock Units”), subject to the restrictions set forth in Section 3 hereof and the Plan.
3.
Restrictions. None of the Restricted Stock Units may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of. Except as provided below, any Restricted Stock Units that are not vested shall be forfeited to the Company immediately upon termination of the Grantee’s employment with the Company and its Affiliates. Any Restricted Stock Units that are not vested may be forfeited to the Company in accordance with Section 9 of this Award Agreement.
4.
Payment for Restricted Stock Units. The Company will pay one share of Common Stock to Grantee for each vested Restricted Stock Unit within thirty (30) days following vesting under this Award Agreement. Notwithstanding the foregoing, in the event that Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and the Award is considered to be Nonqualified Deferred Compensation upon Grantee’s “Separation from Service” as defined below, any payment under this Award Agreement which results from a Separation from Service shall be delayed until the earlier of (i) first day of the seventh (7th) month beginning after Grantee’s Separation from Service, or (ii) Grantee’s death, if such a delay is necessary to avoid the imposition of additional tax and interest on Grantee under Section 409A(a)(1)(B) of the Code.
5.
Rights as Stockholder. Grantee shall have no rights as a stockholder with respect to any Restricted Stock Units. Grantee shall have stockholder rights only with respect to shares of Common Stock actually issued and paid to Grantee hereunder.
6.
Vesting. Except as otherwise provided in the Executive Severance Retention Agreement or the Change in Control Agreement, the Restricted Stock Units granted hereunder will vest as follows: [fifty (50%) percent each of the first and second anniversaries] OR [thirty three and one-third percent

(33.33%) on each of the first, second and third anniversaries] of the Award Date (each a “Vesting Date”), provided Grantee continues to be employed by the Company (or an Affiliate thereof) as of each such respective date.
7.
Effect of Termination of Employment in Connection with Death or Disability. Notwithstanding Section 6 above, if Grantee’s employment with the Company and its Affiliates is terminated prior to the date on which all of the Restricted Stock Units have vested pursuant to the terms of Section 6 (the “Second Vesting Date”), due to Disability as defined in the Plan or death, the unvested Restricted Stock Units shall become vested as of and payable as soon as reasonably possible following the date of such termination of employment.
8.
Change of Control. Notwithstanding Section 6 above, the following provisions shall apply to the Award in the event of a Change of Control prior to the Second Vesting Date:

(a) In the event of a Change of Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace the Restricted Stock Units outstanding as of the date of the Change of Control on substantially the same terms and conditions (with such adjustments as may be required or permitted by Section 4.6 of the Plan), and such Restricted Stock Units or replacements therefor shall remain outstanding and be governed by their respective terms, subject to (c) and (d) below.

(b) If and to the extent that the outstanding Restricted Stock Units are not continued, assumed or replaced in connection with a Change of Control, then all unvested Restricted Stock Units will become immediately vested and non-forfeitable and payable as of the date of the Change of Control.

(c) If and to the extent that the Restricted Stock Units are continued, assumed or replaced under the circumstances described in (a), and if within two years after the Change of Control the Grantee experiences an involuntary termination of employment or other service for reasons other than Cause or Grantee shall terminate employment with Good Reason, then all unvested Restricted Stock Units will become immediately vested and non-forfeitable and payable as of the date of termination of employment.

(d) Notwithstanding whether an Award is continued, assumed or replaced in connection with a Change of Control, if Grantee experiences an involuntary termination of employment or other service for reasons other than Cause or Grantee shall terminate employment with Good Reason during the period beginning on the date an agreement is entered into by the Company with respect to a merger, consolidation or similar transaction of the Company, which would constitute a Change of Control, and the effective time of such merger, consolidation or similar transaction of the Company, then all unvested Restricted Stock Units will become immediately vested and non-forfeitable and payable as of the date of the Change of Control.

“Good Reason” shall exist hereunder if, without Grantee’s express written consent any of the following events or actions occurs, provided that no finding of Good Reason shall be effective unless and until Grantee has provided the Company, within sixty (60) calendar days of becoming aware of the facts and circumstances underlying the finding of Good Reason, with written notice thereof stating with specificity the facts and circumstances underlying the finding of Good Reason and, if the basis for such finding of Good Reason is capable of being cured by the Company, providing the Company with an opportunity to cure the same within thirty (30) calendar days after receipt of such notice: (i) the Company materially reduces the nature, scope or level of Grantee’s responsibilities from the nature, scope or level of such responsibilities prior to the Change in

Control (or prior to the Period Pending a Change in Control) or changes Grantee’s reporting relationship to the Board; (ii) the Company requires Grantee to move Grantee’s principal business office more than fifty (50) miles from Grantee’s principal business office at the time of this Agreement; provided, however, that if Grantee’s principal business office is not located at the Company’s then current corporate headquarters, and the Company requires Grantee to move Grantee’s principal business office to such corporate headquarters, such action shall not constitute “Good Reason” under this subsection (ii); (iii) the Company reduces Grantee’s annual salary or annual bonus or long-term incentive opportunity below that in effect as of the date of this Agreement (or as of the Change in Control, if greater); or (iv) the Company breaches in any material respect its obligations hereunder.

9.
Forfeiture. If at any time any of the following events constituting “Cause” occur: (i) Grantee’s conviction of, or plea of nolo contendere to, a felony other than a traffic violation; (ii) Grantee’s commission of any act or acts of personal dishonesty intended to result in personal enrichment to Grantee to the detriment of the Company; (iii) a failure to perform assigned duties, provided that such failure has continued for more than ten (10) days after the Board of Directors or the Chief Executive Officer of the Company has given written notice of such failure and of the Company’s intention to terminate Grantee’s employment because of such failure; (iv) any willful misconduct by Grantee which affects the business reputation of the Company; (v) breach in any material respect by Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition, or other similar agreement between Grantee and the Company or any of its Affiliates; or (vi) Grantee’s violation of the Company’s Code of Business Conduct or any addendum thereto, then the unvested Restricted Stock Units shall be forfeited to the Company effective as of the date on which Grantee entered into such activity, unless terminated sooner by operation of another term or condition of this Award Agreement or the Plan.
10.
Additional Delivery. Within 2½ months of the date Restricted Stock Units have vested pursuant to this Award Agreement, the Company shall pay to Grantee a dividend equivalent equal to the aggregate per share cash dividends with respect to all cash dividend record dates that fall between the Award Date and the relevant Vesting Date multiplied by the number of Restricted Stock Units that vest as of such Vesting Date (without interest). The Company may withhold from any payment that it is required to make under this Award Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state, local or foreign law due in connection with this Award or the payment described in this section. No dividends shall be paid to Grantee with respect to any Restricted Stock Unit that does not vest and is forfeited by Grantee.
11.
Applicable Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court of the Eastern Division of the Northern District of Illinois and Grantee consents to the jurisdiction and venue of those courts.
12.
Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

13.
Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.
14.
Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of Grantee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of Grantee.
15.
Withholding. Grantee agrees, as a condition of this grant, to make acceptable arrangements to pay any withholding or other taxes or deductions that may be due or may arise as a result of the vesting of the Restricted Stock Units or other payments under this Award Agreement. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment or other deduction is required relating to the vesting of shares or other payments arising from this grant, the Company shall have the right to require such amounts or deductions from Grantee, or withhold such amounts or deductions from other payments due Grantee from the Company or any Affiliate.
16.
Dispute Resolution. The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Award Agreement or its breach or interpretation (each, a “Dispute”). For purposes of this negotiation, the Company may be represented by one or more of its independent directors appointed by the Board of Directors. If the parties are unable to resolve the Dispute by direct negotiation within thirty (30) days after written notice by one party to the other of the Dispute, the Dispute shall be settled by submission by either party of the Dispute to binding arbitration in Chicago, Illinois (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the American Arbitration Association's Employment Arbitration Rules then in effect. The arbitrator will be an attorney licensed to practice law in the State of Illinois. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Except as set forth below, each party shall pay: the fees of their or its attorneys; the expenses of their or its witnesses; and all other expenses connected with presenting their or its case. Except as set forth below, the costs of the arbitration, including the cost of any record or transcripts of the arbitration hearing, administrative fees, the fees of the arbitrator, and all other fees and costs shall be borne equally by the parties. In the event of a Dispute following or in connection with a Change of Control, the Company shall pay the fees of the arbitrator as well as the cost of any record or transcripts of the arbitration hearing and other administrative fees and costs. In all Disputes, the arbitrator will have discretion to make an award of fees, costs and expenses to the prevailing party.
17.
Section 409A Compliance. It is the intention of the Company and Grantee that the Restricted Stock Units and other benefits awarded under this Award Agreement shall comply with, or be exempt from, Section 409A of the Code and its implementing regulations (“Section 409A”) and shall be interpreted in a manner consistent with this intent. Notwithstanding anything to the contrary contained herein, a termination of Grantee’s employment shall not be deemed to have occurred for purposes of making any payments under this Award Agreement unless such termination gives rise to a “Separation from Service” (within the meaning of Section 409A, a “Separation from Service”) and references to “termination of employment” shall mean Separation from Service. In the event that the Company or Grantee reasonably determines that any award under this Award Agreement fails to comply with Section 409A, the Company and Grantee shall work together to adopt such amendments to this Award Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective to the extent allowable by applicable laws), or take any other commercially reasonable actions necessary or appropriate to comply with the requirements of Section 409A. Nothing in this Award Agreement shall be construed as a guarantee of any particular tax treatment to Grantee. Grantee shall be solely responsible for the tax consequences with respect to all amounts payable under this Award Agreement, and in no event shall the Company have any responsibility or liability if this Award Agreement does not meet any applicable requirements of Section 409A.
18.
No Retention Rights. Nothing herein contained shall confer on Grantee any right with respect to continuation of employment or services by the Company or its Subsidiaries or Affiliates, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the employment or service of Grantee.
19.
No Guarantee of Future Awards. The grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants, even if Restricted Stock Units have previously been granted.
20.
Entire Agreement and Clawback Policy. This Award Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Award Agreement. This Award Agreement and the Restricted Stock Units granted hereunder are subject to the Plan and the terms of any Change in Control Agreement between the Company and Grantee, as the same may be amended from time to time, if any. Additionally, this Award Agreement and the Awards granted hereunder are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Dodd Frank Wall Street Reform and Consumer Protection Act. In addition, the Company shall recover from Grantee any Award recoverable under Section 304 of the Sarbanes-Oxley Act of 2002.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Award Agreement as of the Award Date first above written.

METHODE ELECTRONICS, INC.

By:

[ ]

Its: [ ]

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company. IF A COPY OF THIS AWARD AGREEMENT EXECUTED BY GRANTEE HAS NOT BEEN RECEIVED BY THE COMPANY WITHIN THIRTY (30) DAYS OF THE AWARD DATE, THE RESTRICTED STOCK UNITS GRANTED UNDER THIS AWARD AGREEMENT SHALL BE CANCELLED.

BY SIGNING BELOW, YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND ARE FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, INCLUDING THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT AND FULLY UNDERSTAND ALL PROVISIONS OF THIS AWARD AGREEMENT. FINALLY, YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement and the Plan as they pertain hereto.

GRANTEE

____________________________________

Name: [ ]